Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

March 22, 2021

Board of Directors

Ocugen, Inc.

263 Great Valley Parkway

Malvern, Pennsylvania 19355

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ocugen, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof, with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement includes (a) a base prospectus (the “Base Prospectus”), which provides that it may be supplemented in the future by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), relating to the registration for issue and sale from time to time by the Company or resale by certain selling securityholders of (i) shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), (iii) one or more series of debt securities of the Company, which may be convertible into or exchangeable for shares of Common Stock and/or Preferred Stock (the “Debt Securities”), (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock and/or Debt Securities (the “Warrants”), and/or (v) units consisting of two or more of the foregoing securities (“Units”) and (b) a prospectus (the “Resale Prospectus”) relating to the registration for offer and sale from time to time by certain selling stockholders of the Company of (i) up to 547,450 shares of Common Stock (the “Preferred Conversion Shares”) issuable upon the conversion of 54,745 shares of the Company’s Series B Convertible Preferred Stock, $0.01 par value per share (the “Series B Preferred”), and (ii) up to 870,017 shares of Common Stock (the “Warrant Conversion Shares” and together with the Preferred Conversion Shares, the “Resale Shares”) issuable upon the exercise of certain outstanding common stock purchase warrants (the “Outstanding Warrants”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Units and the Resale Shares are collectively herein referred to as the “Registered Securities.” The Registered Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act as set forth in a Prospectus or under the Resale Prospectus, as applicable. You have requested that we render the opinion set forth in this letter and we are furnishing this opinion to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, any applicable Prospectus or the Resale Prospectus other than as expressly stated herein with respect to the issue of the Registered Securities.

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The Debt Securities will be issued pursuant to one or more indentures in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (each, an “Indenture”), between the Company, as obligor, and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trustee”).

We have reviewed the corporate proceedings taken by the Company with respect to the registration of the Registered Securities. We have also examined and relied upon originals or copies of such corporate records, documents, agreements or other instruments of the Company, and such certificates and records of public officials, and such other papers, as we have deemed necessary or appropriate in connection herewith. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

For purposes of this opinion letter, with your consent, we have further assumed that:

1. The issuance, sale, amount, and terms of each of the Registered Securities to be offered from time to time (including any securities into which such Registered Securities are convertible or exercisable) will be duly authorized and established by proper action of the Board of Directors of the Company, and in accordance with the Sixth Amended and Restated Articles of Incorporation of the Company, as amended from time to time, the Amended and Restated Bylaws of the Company, as amended from time to time, and applicable Delaware law, and that, at the time of each such issuance and sale of such Registered Securities, the Company will continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell all such Registered Securities at such time;

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2. Any shares of Common Stock or Preferred Stock offered pursuant to the Registration Statement and any related Prospectus, from time to time, including any Resale Shares issuable upon conversion of the Series B Preferred or exercise of the Outstanding Warrants, will not exceed the maximum authorized number of shares of Common Stock or Preferred Stock, as applicable, (a) under the Sixth Amended and Restated Articles of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock or Preferred Stock, as applicable, that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time, (b) authorized by the Board of Directors of the Company in connection with the offering contemplated by the applicable Prospectus;

3. (a) Each of the Debt Securities and any related supplemental indenture or officer’s certificate establishing the terms thereof, Warrants and any related warrant agreement and Units and any related unit agreement (collectively, the “Documents”) will be governed by the internal laws of the State of New York, (b) each of the Documents has been or will be duly authorized, executed and delivered by the parties thereto, (c) each of the Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Documents as legally valid and binding obligations of the parties will not be affected by any breaches of, or defaults under, agreements or instruments or violations of statutes, rules, regulations or court or governmental orders;

4. Any Debt Securities offered pursuant to the Registration Statement and any related Prospectus, from time to time, will be or will have been issued under and in conformity with, an Indenture, which shall be delivered by the Trustee, and the Trustee will have all requisite power and authority to effect the transactions contemplated by such Indenture, and the Trustee or an authenticating agent for the Trustee will duly authenticate, or will have duly authenticated, the Debt Securities pursuant to the applicable Indenture. We are expressing no opinion herein as to the application of or compliance with any foreign, federal or state law or regulation to the power, authority or competence of any party, other than the Company, to the applicable Indenture; and

5. All requisite third-party consents, approvals or authorizations necessary to register, issue and/or resell the Registered Securities have been obtained by the Company or the applicable selling securityholder and all required registrations, declarations or filings with governmental authorities have been made.

Subject to the limitations set forth herein, we have made such examinations of laws as we have deemed necessary for the purposes of expressing the opinions set forth in this letter. We are opining herein as to the General Corporation Law of the State of Delaware, and with respect to the opinions set forth in paragraphs 3, 4 and 5 below, the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state, and the federal laws of the United States of America.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The shares of Common Stock registered under the Registration Statement, when duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor, which must have a value not less than the par value thereof, in the manner contemplated by the applicable Prospectus, will be validly issued, fully paid and nonassessable.

2. The shares of Preferred Stock registered under the Registration Statement, when duly authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor, which must have a value not less than the par value thereof, in the manner contemplated by the applicable Prospectus, will be validly issued, fully paid and nonassessable.

3. The Debt Securities registered under the Registration Statement, when duly authorized by all necessary corporate action by the Company, and when duly executed, authenticated and delivered against the payment specified therefor and pursuant to an Indenture duly authorized, executed and delivered by the Company and the Trustee, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. The Warrants registered under the Registration Statement, when duly authorized by all necessary corporate action by the Company, and when duly executed and delivered against the payment specified therefor and pursuant to a Warrant agreement or agreements duly authorized, executed and delivered by the Company and the holder of the Warrants, and in the manner contemplated by the applicable Prospectus, will be legally issued binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. The Units registered under the Registration Statement, when duly authorized by all necessary corporate action of the Company, and when duly executed, authenticated, issued and delivered against payment therefor and pursuant to a Unit agreement or agreements duly authorized executed and delivered by the Company and the holder of the Units, and in the manner contemplated by the applicable Prospectus, will be legally issued binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6. The Preferred Conversion Shares issuable upon the conversion of the Series B Preferred have been duly authorized by all necessary corporate action of the Company and, upon the issuance of the Preferred Conversion Shares in accordance with the terms of the Certificate of Designation of Series B Convertible Preferred Stock, will be validly issued, fully paid and nonassessable.

7. The Warrant Conversion Shares issuable upon the exercise of the Outstanding Warrants have been duly authorized by all necessary corporate action of the Company and, when issued upon exercise of the Outstanding Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

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Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

This opinion letter is given as of the date hereof, and we assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts or circumstances that may change the opinions expressed herein after the date hereof. This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Base Prospectus and Resale Prospectus. In rendering this opinion and giving this consent, we do not admit that we are an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TROUTMAN PEPPER HAMILTON SANDERS LLP

TROUTMAN PEPPER HAMILTON SANDERS LLP